                                                                    Exhibit 99.1

                                [HOMESTORE LOGO]

                  HOMESTORE REPORTS SECOND QUARTER 2004 RESULTS

                             Record Gross Margin and
   Increased Earnings Before Interest, Depreciation and Amortization (EBITDA)
                                Highlight Quarter


WESTLAKE VILLAGE, CALIF. - AUGUST 3, 2004 - Homestore, Inc. (NASDAQ: HOMS), the leading provider of real estate media and technology solutions, today reported financial results for the second quarter ended June 30, 2004. Total revenue for the second quarter was $56.8 million, compared to $56.1 million in the first quarter of 2004 and $53.9 in the second quarter of 2003. The gross margin improved to 77 percent from 75 percent in the previous quarter and 72 percent in the second quarter of 2003.

Homestore also reported that the net loss for the quarter was $(4.3) million, or $(0.03) per share, compared to a net loss of $(5.1) million, or $(0.04) per share, for the first quarter of 2004 and $(91.7) million or $(0.78) per share for the second quarter of 2003. Results for the second quarter include litigation settlement charges of $2.2 million relating to the settlement of two legacy litigation matters. Earnings before interest, restructuring charges and certain other non-cash expenses, principally stock-based charges, depreciation, and amortization, referred to by the Company as "EBITDA," was $2.1 million in the second quarter, compared to $602,000 in the first quarter of 2004, and $(7.6) million in the second quarter of 2003. The improvement in EBITDA was primarily due to increased revenue, improved gross margin and reductions in the Company's operating expenses. The Company has reported EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

At June 30, 2004, Homestore had $35.2 million in cash and short-term investments available to fund operations. The cash balance reflects the impact of a $3.0 million payment made in April related to the settlement of the shareholder class action lawsuit.


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HOMESTORE REPORTS SECOND QUARTER 2004 RESULTS                            PAGE 2

"During the second quarter we made significant improvements in our products and services to help our customers become more profitable and productive," said Mike Long, Homestore's chief executive officer. "We're likewise pleased with our progress in delivering these valuable products and services on an increasingly profitable basis for our shareholders."

YEAR-OVER-YEAR QUARTERLY RESULTS

Revenue for the second quarter totaled $56.8 million, versus $53.9 million for the second quarter of 2003. The year-over-year increase in revenue is due to increases in the Company's Media Services segment of $2.1 million and Print segment of $1.0 million, offset by a $0.2 million decrease in revenue in the Software segment.

The net loss for the quarter was $(4.3) million, or $(0.03) per share, compared to a net loss of $(91.7) million, or $(0.78) per share, in the second quarter of 2003. The net loss for the second quarter of 2004 includes a litigation settlement charge of $2.2 million. The net loss for the second quarter of 2003 includes a litigation settlement charge of $63.6 million and an impairment charge of $12.2 million.

UPDATE ON SETTLEMENT OF SHAREHOLDER CLASS ACTION LAWSUIT

On May 14, 2004, the United States District Court entered final judgment approving the settlement agreement between Homestore and The California State Teachers' Retirement System (CalSTRS) related to the consolidated shareholder class action lawsuit. On June 10, 2004, an objector to the settlement filed an appeal. The Company expects that the settlement will ultimately be upheld on appeal, although there can be no assurance of this.

As a part of the settlement, Homestore agreed to pay $13.0 million in cash and issue 20.0 million new shares of common stock valued at $50.6 million as of August 12, 2003. In October 2003, Homestore placed $10.0 million in escrow upon preliminary approval by the U.S. District Court, and the final $3.0 million was put in escrow in April 2004. In May 2004, the Company issued the 20.0 million shares of common stock to counsel of the Plaintiff as trustee. The shares are reflected as issued and outstanding in the June 30, 2004 financial statements. Upon successful completion of the appeals process, the $13.0 million and 20.0 million shares of newly issued common stock will be distributed to the class by the Court. Additional information regarding the settlement agreement is included in documents Homestore files from time to time with the Securities and Exchange Commission.


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HOMESTORE REPORTS SECOND QUARTER 2004 RESULTS                            PAGE 3

CONFERENCE CALL

As previously announced, Homestore will host a conference call, which will be broadcast live over the Internet today, Tuesday, August 3, 2004, at 2:00 p.m. PDT (5:00 p.m. EDT). Chief Executive Officer, Mike Long, and Chief Financial Officer, Lew Belote, will discuss the Company's second quarter 2004 results. In order to participate in the call, investors should log on to http://ir.homestore.com and click on "Event Calendar." Windows Media Player software is required and is obtainable at no cost. Please connect to the above Web site ten minutes prior to the call to load any necessary audio software. A replay of the call will be available in the same section of the Company's Web site two hours after the end of the call. A telephone replay will also be available from 5:00 p.m. PDT (8:00 p.m. EDT) on August 3 until midnight on August 10 at 706-645-9291, conference code 8757241. For additional information regarding the Company's results, please go to the "SEC Filings" section at http://ir.homestore.com to view annual reports as filed with the Securities and Exchange Commission on Form 10-K. Homestore's Form 10-Q for the quarter ended June 30, 2004 is expected to be filed with the Securities and Exchange Commission on, or before, Monday, August 9, 2004.

USE OF NON-GAAP FINANCIAL MEASURES

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Homestore uses a non-GAAP measure of income (loss) from operations excluding restructuring, impairment and certain other non-cash expenses, which is referred to as EBITDA. A reconciliation of this non-GAAP measure to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Homestore's current financial performance and its prospects for the future. Homestore believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters. Further, this non-GAAP method is the primary basis management uses for planning and forecasting its future operations. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

CAUTION REGARDING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management's view of Homestore's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Homestore, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Homestore files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Homestore's future results. The forward-looking statements included in this press release are made only as of the date hereof. Homestore cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Homestore expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

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HOMESTORE REPORTS SECOND QUARTER 2004 RESULTS                            PAGE 4


                                 HOMESTORE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                                       THREE MONTHS ENDED
                                                           -------------------------------------------
                                                            JUNE 30,        MARCH 31,         JUNE 30,
                                                             2004             2004              2003
                                                           ---------        ---------        ---------
Revenue                                                    $  56,799        $  56,096        $  52,332
Related party revenue                                             --               --            1,555
                                                           ---------        ---------        ---------
    Total revenue                                             56,799           56,096           53,887

Cost of revenue                                               13,290           14,098           15,335
                                                           ---------        ---------        ---------
    Gross profit                                              43,509           41,998           38,552

Operating expenses:
   Sales and marketing                                        23,240           24,844           26,086
   Product and website development                             4,812            4,992            6,010
   General and administrative                                 15,478           14,478           18,506
   Amortization of intangible assets                           2,114            2,328            6,349
   Litigation settlement                                       2,168               --           63,600
   Impairment of long-lived assets                                --               --           12,158
   Restructuring charges                                          --              345               --
                                                           ---------        ---------        ---------
       Total operating expenses                               47,812           46,987          132,709
                                                           ---------        ---------        ---------
Loss from operations                                          (4,303)          (4,989)         (94,157)
Interest income (expense), net                                    25              (85)             (16)
Other income (expense), net                                       16               (9)             183
                                                           ---------        ---------        ---------
Loss from continuing operations                               (4,262)          (5,083)         (93,990)
Gain on disposition of discontinued operations                    --               --            2,301
                                                           ---------        ---------        ---------
    Net loss                                               $  (4,262)       $  (5,083)       $ (91,689)
                                                           =========        =========        =========

Basic and diluted net loss per share
    Continuing operations                                  $   (0.03)       $   (0.04)       $   (0.80)
    Discontinued operations                                       --               --              .02
                                                           =========        =========        =========
    Net loss                                               $   (0.03)       $   (0.04)       $   (0.78)
                                                           =========        =========        =========

Shares used to calculate basic and diluted per share
amounts
     Basic and diluted                                       132,577          121,138          118,114
                                                           =========        =========        =========

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HOMESTORE REPORTS SECOND QUARTER 2004 RESULTS                            PAGE 5


                                 HOMESTORE, INC.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

   IMPACT OF RESTRUCTURING, IMPAIRMENT AND CERTAIN OTHER NON-CASH EXPENSES ON
                          LOSS FROM OPERATIONS (EBITDA)
                                 (in thousands)
                                   (unaudited)


                                                                           THREE MONTHS ENDED
                                                              ----------------------------------------------
                                                              JUNE 30,           MARCH 30,          JUNE 30,
                                                               2004                2004               2003
                                                              --------           --------           --------
Loss from operations                                          $ (4,303)          $ (4,989)          $(94,157)

Plus:
   Stock-based charges                                             134                417              1,312
   Amortization of intangible assets                             2,114              2,328              6,349
   Depreciation                                                  2,019              2,501              3,148
   Litigation settlement                                         2,168                 --             63,600
   Restructuring charges                                            --                345                 --
   Impairment of long-lived assets                                  --                 --             12,158
                                                              --------           --------           --------
Income (loss) from operations excluding
restructuring, impairment and certain other non-cash
expenses (EBITDA)                                             $  2,132           $    602           $ (7,590)
                                                              ========           ========           ========


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HOMESTORE REPORTS SECOND QUARTER 2004 RESULTS                            PAGE 6

                                 HOMESTORE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                                               SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                         -----------------------------
                                                                                           2004                2003
                                                                                         ---------           ---------
CASH FLOWS FROM CONTINUING OPERATING ACTIVITIES:
Loss from continuing operations                                                          $  (9,345)          $  (7,015)
Adjustments to reconcile net loss to net cash provided by "used in" continuing operating activities:
     Depreciation                                                                            4,520               6,396
     Amortization of intangible assets                                                       4,442              13,939
     Impairment of long-lived assets                                                            --              12,158
     Provision for doubtful accounts                                                           119               1,485
     Stock-based charges                                                                       551               4,156
     Gain on settlement of distribution agreement                                               --            (104,071)
     Other non-cash items                                                                      460                 186
Changes in operating assets and liabilities, net of discontinued operations:
     Accounts receivable                                                                       123               4,041
     Prepaid distribution expense                                                           10,509               9,389
     Restricted cash                                                                            --              90,000
     Other assets                                                                           (2,412)                439
     Accounts payable and accrued expenses                                                  (7,349)             48,808
     Accrued distribution agreement                                                         (7,406)           (104,832)
     Deferred revenue                                                                        5,979               5,904
     Deferred revenue from related parties                                                      --              (4,497)
                                                                                         ---------           ---------
Net cash provided by "used in" continuing operating activities                                 191             (23,514)
                                                                                         ---------           ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                                         (3,246)             (5,262)
Maturities of short term investments                                                         1,000                  --
Purchases of short term investments                                                         (1,125)                 --
Proceeds from the sale of assets                                                                --               1,320
                                                                                         ---------           ---------
 Net cash used in investing activities                                                      (3,371)             (3,942)
                                                                                         ---------           ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options, warrants and shares issuances under
employee stock purchase plan                                                                 2,760                 251
                                                                                         ---------           ---------
Net cash provided by financing activities                                                    2,760                 251
                                                                                         ---------           ---------
Net cash used in continuing activities                                                        (420)            (27,205)
Net cash provided by discontinued operations                                                    --               2,451
                                                                                         ---------           ---------
Change in cash and cash equivalents                                                           (420)            (24,754)
Cash and cash equivalents, beginning of period                                              13,942              80,463
                                                                                         ---------           ---------
Cash and cash equivalents, end of period                                                 $  13,522           $  55,709
                                                                                         =========           =========



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HOMESTORE REPORTS SECOND QUARTER 2004 RESULTS                            PAGE 7


                                 HOMESTORE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                JUNE 30,            DECEMBER 31,
                                                                  2004                 2003
                                                              -----------           -----------
                                                              (UNAUDITED)
ASSETS
Current assets:
     Cash and cash equivalents                                $    13,522           $    13,942
     Short-term investments                                        21,700                21,575
     Accounts receivable, net                                      14,334                14,576
     Current portion of prepaid distribution expense                   --                10,509
     Other current assets                                          13,212                10,585
                                                              -----------           -----------
         Total current assets                                      62,768                71,187

Property and equipment, net                                        19,678                21,454
Goodwill, net                                                      20,477                20,477
Intangible assets, net                                             21,316                25,758
Other assets                                                       14,338                14,672
                                                              -----------           -----------
         Total assets                                         $   138,577           $   153,548
                                                              ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                         $     2,178           $     1,409
     Accrued expenses                                              40,409                42,576
     Accrued litigation settlement                                     --                53,600
     Accrued distribution obligation                                   --                 7,406
     Obligation under capital leases                                1,083                 1,535
     Deferred revenue                                              39,575                31,348
     Deferred revenue from related parties                             --                 4,042
                                                              -----------           -----------
         Total current liabilities                                 83,245               141,916

Obligation under capital leases                                       175                   369
Deferred revenue                                                    4,663                    --
Deferred revenue from related parties                                  --                 2,869
Other non-current liabilities                                       5,202                 8,066
                                                              -----------           -----------
         Total liabilities                                         93,285               153,220
                                                              -----------           -----------

Stockholders' equity:
     Common stock                                                     144                   122
     Additional paid-in capital                                 2,047,155             1,992,591
     Treasury stock, at cost                                      (14,470)              (14,470)
     Deferred stock-based charges                                    (524)                 (258)
     Accumulated other comprehensive income                           256                   267
     Accumulated deficit                                       (1,987,269)           (1,977,924)
                                                              -----------           -----------
         Total stockholders' equity                                45,292                   328
                                                              -----------           -----------

     Total liabilities and stockholders' equity               $   138,577           $   153,548
                                                              ===========           ===========


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HOMESTORE REPORTS SECOND QUARTER 2004 RESULTS                            PAGE 8


                                 HOMESTORE, INC.
                            SEGMENT OPERATING RESULTS
                                 (in thousands)
                                   (unaudited)


                                                  THREE MONTHS ENDED
                                     ----------------------------------------------
                                     JUNE 30,           MARCH 31,          JUNE 30,
                                       2004               2004               2003
                                     --------           ---------          --------
Revenue:
   Media services                    $ 37,707           $ 37,632           $ 35,559
   Software                             6,784              7,061              6,997
   Print                               12,308             11,403             11,331
                                     --------           --------           --------
Total revenue                          56,799             56,096             53,887
                                     --------           --------           --------

Operating income (loss)
    Media services                      7,650              5,407               (361)
    Software                             (189)              (353)            (1,776)
    Print                                (140)              (407)              (770)
    Unallocated                       (11,624)            (9,636)           (91,250)
                                     --------           --------           --------
       Loss from operations          $ (4,303)          $ (4,989)          $(94,157)
                                     ========           ========           ========


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HOMESTORE REPORTS SECOND QUARTER 2004 RESULTS                            PAGE 9


ABOUT HOMESTORE

Homestore, Inc. (NASDAQ: HOMS) is the leading provider of real estate media and technology solutions. The Company operates the number one network of home and real estate Web sites including its flagship site REALTOR.com(R), the official Web site of the National Association of REALTORS(R) and HomeBuilder.com(TM) the official new homes site of the National Association of Home Builders. Homestore also operates RENTNET(R), an apartments, corporate housing and self-storage resource and Senior Housing Net(R), a comprehensive resource for seniors, as well as Homestore.com(R), a home information resource. Homestore's print businesses are Homestore(R) Plans and Publications and Welcome Wagon(R). Homestore's professional software divisions include Computers for Tracts(TM), Top Producer(R) Systems and WyldFyre(TM) Technologies. For more information: http://ir.homestore.com.


                                      # # #


Contact:
Mollie O'Brien
Director, Investor Relations
Homestore Inc.
805-557-2303
investorrelations@homestore.com